Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT [_____] to the
AUTOMATIC YRT AGREEMENT
Effective August 1, 2008
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)
Coverage: Variable Universal Life III / [_____]
TAI Codes: [_____]
Reinsurer Treaty ID: [_____]

This Amendment hereby terminates the reinsurance of new business on new lives effective February 28, 2021, (the “Termination Date”), under the Agreement. Face amount increases to existing policies shall continue to be reinsured under the Agreement in accordance with the Agreement’s provisions applicable to such increases.

All business inforce as of the Termination Date shall remain reinsured hereunder until the termination, expiry, or recapture of the policy on which the reinsurance is based.

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

MARC[_____]_MMLIC [_____] – A[_____] 02282021

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/29/2020 | 1:14 PM EDT
Chad Madore
Head of Reinsurance Development and Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/29/2020 | 1:14 PM EDT
Chad Madore
Head of Reinsurance Development and Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	10/29/2020 | 1:14 PM EDT
Chad Madore
Head of Reinsurance Development and Management

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	10/28/2020 | 3:00 PM EDT
Jinnah Cox
2nd VP& Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	10/28/2020 | 3:15 PM EDT
Glenn Beuschel
AVP, Treaty

MARC[_____]_MMLIC [_____] – A[_____] 02282021